EXHIBIT 4.3.7

                [Form of Improvements Deed]




THE UNDERSIGNED GRANTOR DECLARES:

     Documentary Transfer Tax is $___________________
     City of ________________________________________
     Parcel No. _____________________________________
          ___  Computed on full value of interest or property conveyed, or
          ___ Computed on full value less value of liens or encumbrances remaining at time of sale

                         GRANT DEED
                       (Improvements)

     THIS GRANT DEED is made this _____ day of __________, 199__, from SMITH'S FOOD & DRUG CENTERS, INC., a Delaware corporation (the "Grantor"), whose address is 1550 S. Redwood Road, Salt Lake City, Utah 84104, to STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement dated December 21, 1993 (the "Grantee"), whose address is 750 Main Street, Suite 1114, Hartford, Connecticut 06103.

     WHEREAS, Grantor holds legal title to certain property, more particularly described in Exhibit A hereto and made a part hereof, together with the ways, easements, rights, privileges and appurtenances thereto (collectively, the "Land Estate"), together with all buildings and other improvements, whether below or above grade level, now or hereafter existing thereon (collectively, the "Improvements"); and

      MAIL TAX STATEMENTS TO THE RETURN ADDRESS ABOVE

     WHEREAS, Grantor desires to sever the Improvements from the Land Estate and immediately after recordation hereof will convey an estate for years in the Land Estate to Grantee by that certain Grant Deed (Estate for Years) of even date, and a remainder interest in the Land Estate to California-Relco Limited Partnership Trust by that certain Grant Deed (Remainder Interest) of even date.

     WHEREAS, Grantor desires to convey to Grantee in fee simple the Improvements.

     NOW THEREFORE in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant, bargain, sell and convey unto Grantee in fee simple the Improvements, which are intended to be and shall remain real property and shall remain the sole and exclusive property of Grantee and its successors and assigns, together with all the rights, privileges and appurtenances belonging unto the Improvements or in any way incident or appertaining thereto (including, without limitation, the right to maintain and use the Improvements situated on the Land Estate and the right of access thereto and support therefor).

     HOWEVER, the conveyance of the Improvements is made subject to the encumbrances and other matters described in Exhibit B attached hereto and made a part hereof.

     It is the intent of Grantor and Grantee that Grantee's interest in the Land Estate shall not merge with the interest of Grantee in the Improvements, and such interests shall remain separate and distinct.


                Signature on following page


     IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the day and year first above written.


                                             SMITH'S FOOD & DRUG CENTERS,
                         INC., a Delaware corporation



                         By:
                             Name:
                             Title:


                        EXHIBIT "A"

                Description of Real Property



                        EXHIBIT "B"

                    Exceptions to Title

1. By acceptance of this Grant Deed, Grantee herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of, any person or group of persons on account of race, color, creed, religion, sex, marital status, handicap, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land herein conveyed, nor shall the grantee himself or herself or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with referenced to the selection or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the land herein conveyed. The foregoing covenants shall run with the land in perpetuity.



State of __________      )
                         )
County of ___________    )


     On before me, Notary Public, personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal




        SIGNATURE                            [seal]